Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-94997, 333-52604, 333-119877, 333-145246, 333-146661, 333-150816, 333-157820, 333-175274, 333-200983, 333-219921, 333-233353 on Form S-8 of our reports dated March 6, 2020, relating to the financial statements of Immersion Corporation, and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2019.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 6, 2020